NMR of America, Inc., and Subsidiaries

   Exhibit 11.  Computation of Shares Used For Earnings Per Share Calculation.

                                                 Quarter ended June 30,
                                                -----------------------
                                                   1995          1994
                                                ----------    ---------
   Primary earnings per share information:

   Net income per consolidated statements
    of operations                               $  237,772   $  621,521
   Add:  Interest savings from proceeds
         of conversion of outstanding
         warrants and exercise of stock
         options, net of minority
         interest and income taxes
                                               -----------   ----------
   Net income used to compute primary
        earnings per share                      $  237,772   $  621,521
                                               ___________   __________
                                               -----------   ----------


   Weighted average number of
    outstanding shares                           5,052,372    4,885,865
   Add:  Incremental shares issuable
         on conversion of outstanding
         warrants and exercise of
         stock options                             208,297       65,953
                                               -----------   ----------
   Weighted average number of shares
    used to compute primary earnings
    per share                                    5,260,669    4,951,818
                                               ___________   __________
                                               -----------   ----------

   Primary earnings per share:
   ---------------------------
   Primary net income per share                $       .05   $      .13
                                               ___________   __________
                                               -----------   ----------
















                                        20

   NMR of America, Inc., and Subsidiaries

   Exhibit 11.  Computation of Shares Used For Earnings Per Share Calculation.

                                                   Quarter ended June 30,
                                                  -----------------------
                                                     1995          1994
                                                  -----------   ----------
   Fully diluted earnings per share information:

   Net income per consolidated statements
    of operations                                $   237,772   $  621,521
   Add:  Interest savings from proceeds
         of conversion of outstanding
         warrants and exercise of stock
         options, net of minority
         interest and income taxes                    52,388       60,762
                                                   ---------    ---------
   Net income used to compute fully
        diluted earnings per share                $  290,160   $  682,283
                                                   _________    _________
                                                   ---------    ---------

   Weighted average number of
    outstanding shares                             5,052,372    4,885,865
   Add:  Incremental shares issuable
         on conversion of outstanding
         warrants and exercise of
         stock options                               208,297       65,953
         Incremental shares issuable on
         conversion of convertible
         subordinated debentures                     481,556      506,444
                                                   ---------   ----------
   Weighted average number of shares
    used to compute fully diluted
    earnings per share                            5,742,225    5,458,262
                                                  _________    _________
                                                  ---------    ---------

   Fully diluted earnings per share:
   ---------------------------------
   Fully diluted net income per share            $      .05    $     .13
                                                 __________    _________
                                                 ----------    ---------











                                         21

                                    SIGNATURES
                                    ----------



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                          NMR of America, Inc.




                                       By /s/ Joseph G. Dasti
                                         _______________________
                                         Joseph G. Dasti
                                         President
                                         (Chief Executive Officer)





                                       By /s/ John P. O'Malley III
                                         _________________________
                                         John P. O'Malley III
                                         Executive Vice President-Finance
                                         (Chief Financial Officer)






   Date: August 14, 1995









                                        22